SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2005

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2005, Thomas M. Stemlar was appointed to the Company's Board of Directors and designated as a member of the Company's Audit Committee.

Mr. Stemlar joined Andersen Worldwide, S. C. (Arthur Andersen) in 1961 and was a partner from 1972 until his retirement in 1996. His responsibilities while an Andersen partner included serving as director of the corporate governance and audit committee professional practice and as director of the worldwide accounting and audit quality assurance oversight and professional education programs. From 1998 to 2000 he served as staff to an SEC-initiated panel to study the effectiveness of the auditing profession in the United States. Mr. Stemlar has been a member of the Blue Ribbon Commission on Audit Committees of the National Association of Corporate Directors and also served from 1997 to 2004 as a member of the Quality Control Inquiry Committee of the American Institute of Certified Public Accountants. He currently serves on the Board of Directors of Fresh Brands, Inc. (NASDAQ: FRSH) and Ministry Healthcare Corporation, a not-for-profit multi-hospital system in Wisconsin.

A copy of the Company's press release announcing the election of Mr. Stemlar is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release, dated August 16, 2005, announcing the appointment of Thomas M. Stemlar to the Company's Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005

Dresser, Inc.

/s/  PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and

Chairman of the Board

/s/  JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/  THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No. Description

99.1 Press release, dated August 16, 2005, announcing the appointment of Thomas M. Stemlar to the Company's Board of Directors.

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